Exhibit 99.1

YUME REPORTS FIRST QUARTER 2015 FINANCIAL RESULTS

Redwood City, Calif. – May 7, 2015 – YuMe, Inc. (NYSE: YUME), a leading provider of digital video brand advertising solutions, today announced its financial results for the first quarter ended March 31, 2015. Financial highlights include:

●	Revenue of $40.1 million, an increase of 7.7% from the first quarter of 2014 (Q1 2014);
●	Gross margin of 47.0%, compared to 45.9% in Q1 2014;
●	Adjusted EBITDA[1] loss of $2.5 million, compared to an adjusted EBITDA loss of $2.7 million in Q1 2014;
●	Net loss of $6.0 million, or $0.18 per diluted share, compared to a net loss of $5.1 million, or $0.16 per diluted share, in Q1 2014;
●	$62.7 million in cash, cash equivalents and marketable securities and no debt as of March 31, 2015.

“The first quarter was a good start to the year, with continued solid financial performance and more than $1.0 million of early-stage programmatic revenue generated through our current offering. Our new STRATA partnership demonstrates our value to TV brand advertisers, and how well our platform integrates with automated, or programmatic, systems,” said Jayant Kadambi, Chairman and Chief Executive Officer of YuMe. “Our next step is to roll out our new, end-to-end programmatic marketplace offering, which we expect to begin later this quarter.”

Customer highlights include:

●	455 advertising customers for the first quarter of 2015, an increase of 30% from 351 in Q1 2014;
●	Top 20 advertising customers for the first quarter of 2015 accounted for $19.0 million, or 47% of revenue, compared to $16.9 million, or 45% of revenue, for the first quarter of 2014;
●	935 advertising customers for the twelve month period ended March 31, 2015, an increase of 47% from 634 for the twelve month period ended March 31, 2014.

Starting this quarter, the Company is providing highlights for advertising customers accounting for a minimum of $100,000 in trailing twelve-month revenue:

●	278 advertising customers, an increase of 16% from 240 for the twelve month period ended March 31, 2014;
●	Average revenue per advertising customer of $582,000, a decrease of 1% from $589,000 for the twelve month period ended March 31, 2014.

1 Adjusted EBITDA is a non-GAAP financial measure that we calculate as net income, adjusted to exclude income taxes, interest, depreciation and amortization, and stock-based compensation. We believe that adjusted EBITDA provides useful information to investors in understanding and evaluating our operating results in the same manner as management and the board of directors. This non-GAAP information is not necessarily comparable to non-GAAP information of other companies. Non-GAAP information should not be viewed as a substitute for, or superior to, net income prepared in accordance with GAAP as a measure of our profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made.

STRATA Partnership Announced

On April 23, YuMe announced its partnership and integration with STRATA, the leader in media buying and selling software. This integration enables agencies to buy YuMe’s digital video inventory alongside their local TV buys. Through one automated buying platform, advertisers and agencies can now extend the reach of their local television campaigns to YuMe digital audiences across online, mobile and connected TV platforms.

Business Outlook

Today, the Company is providing the following estimates for its key financial measures for the second quarter and full year of 2015:

	Q2 2015	FY 2015
Revenue	$42.0 - $46.0 million	$196 - $206 million
Adjusted EBITDA	$(2.8) - $(0.8) million	$0.0 - $4.0 million

Conference Call and Webcast Information

Senior management will host a conference call at 4:30 p.m. ET today to discuss the Company’s results. Investors may access the live call by dialing (877) 201-0168 or (647) 788-4901. A replay will be available through Wednesday, May 13 at (855) 859-2056 or (404) 537-3406. (Conference ID: 27954468). A live and archived Webcast of the call will be available at http://investors.yume.com.

About YuMe

YuMe, Inc. (NYSE: YUME) is a leading provider of digital video brand advertising solutions. Its proprietary data science-driven technologies and large audience footprint drive inventory monetization and enable advertisers to reach targeted, brand receptive audiences across a wide range of Internet-connected devices. Designed to serve the specific needs of brand advertising, YuMe’s technology platform simplifies the complexities associated with delivering effective digital video advertising campaigns in today’s highly-fragmented market. YuMe is headquartered in Redwood City, CA with European headquarters in London and 17 additional offices worldwide. For more information, visit YuMe.com/pr, follow @YuMeVideo and like YuMe on Facebook. Current YuMe logos can be found at www.yume.com/news/logos.

YuMe is a trademark of YuMe. All other brands, products or service names are or may be trademarks or service marks of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements, including, but not limited to, statements about our programmatic initiatives, our growth strategy, our operating results, market trends, and quotations from management. These forward-looking statements are subject to risks and uncertainties, assumptions and other factors that could cause actual results and the timing of events to differ materially from future results that are expressed or implied in our forward-looking statements. Factors that could cause or contribute to such differences include our history of net losses and limited operating history, which make it difficult to evaluate our prospects, our fluctuating quarterly results of operations, and our dependence on a limited number of customers in a highly competitive industry. These and other risk factors are discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014 that has been filed with the U.S. Securities and Exchange Commission (the “SEC”), and in our future filings and reports with the SEC. The forward-looking statements in this press release are based on information available to YuMe as of the date hereof, and YuMe assumes no obligation to update any forward-looking statements.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), we report adjusted EBITDA, which is a non-GAAP financial measure. We calculate adjusted EBITDA as net income, excluding income taxes, interest, depreciation and amortization, and stock-based compensation. We believe that adjusted EBITDA provides useful information to investors in understanding our operating results in the same manner as management and the board of directors. This non-GAAP information is not necessarily comparable to non-GAAP information presented by other companies. Non-GAAP financial information should not be viewed as a substitute for, or superior to, financial information prepared in accordance with GAAP. Users of this non-GAAP financial information should consider the types of events and transactions for which adjustments have been made.

We have included adjusted EBITDA in this release because it is a key measure we use to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, we believe that adjusted EBITDA can provide a useful measure for period-to-period comparisons of our operating results because it excludes some expenses that may mask underlying trends.

In the table following the financial statements attached to this press release, the non-GAAP financial measures used in this press release are reconciled to the most directly comparable GAAP financial measures. With respect to adjusted EBITDA expectations provided under “Business Outlook” above, quantitative reconciliation to the most directly comparable GAAP financial measure is not feasible, because unpredictable fluctuations in our stock price makes it difficult to estimate accurately future stock-based compensation expenses that are excluded from these non-GAAP financial measures. We expect the variability of the above charges may have a significant and unpredictable impact on our future GAAP financial results.

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Investor Relations

Gary J. Fuges, CFA

ir@yume.com

650-503-7875

YuMe, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	As of March 31, 2015	As of December 31, 2014
		(1)
Assets
Current assets:
Cash and cash equivalents	$20,999	$38,059
Marketable securities	24,134	26,158
Accounts receivable, net	57,274	68,441
Prepaid expenses and other current assets	3,185	3,642
Total current assets	105,592	136,300
Marketable securities, long-term	17,595	2,428
Property, equipment and software, net	10,954	10,407
Goodwill	3,902	3,902
Intangible assets, net	1,162	1,329
Restricted cash	292	292
Deposits and other assets	447	384
Total assets	$139,944	$155,042

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,204	$11,692
Accrued digital media property owner costs	15,512	18,277
Accrued liabilities	13,303	16,338
Deferred revenue	177	198
Capital leases	8	41
Total current liabilities	34,204	46,546
Other long-term liabilities	137	117
Deferred tax liability	373	431
Total liabilities	34,714	47,094

Stockholders’ equity:
Common stock	33	33
Additional paid-in-capital	141,804	138,497
Accumulated deficit	(36,418)	(30,422)
Accumulated other comprehensive loss	(189)	(160)
Total stockholders’ equity	105,230	107,948
Total liabilities and stockholders’ equity	$139,944	$155,042

(1) The condensed consolidated balance sheet as of December 31, 2014 was derived from audited financial statements.

YuMe, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2015	2014
Revenue	$40,145	$37,292
Cost of revenue(1)	21,286	20,184
Gross profit	18,859	17,108
Operating expenses:
Sales and marketing(1)	15,721	15,466
Research and development(1)	2,530	936
General and administrative(1)	6,130	5,622
Total operating expenses	24,381	22,024
Loss from operations	(5,522)	(4,916)
Interest and other income (expense), net
Interest expense	(2)	(3)
Other income (expense), net	(386)	(18)
Total interest and other income (expense), net	(388)	(21)
Loss before income taxes	(5,910)	(4,937)
Income tax expense	86	132
Net loss	$(5,996)	$(5,069)

Net loss per share:
Basic	$(0.18)	$(0.16)
Diluted	$(0.18)	$(0.16)
Weighted-average shares used to compute net loss per share:
Basic	33,194	32,115
Diluted	33,194	32,115

(1)	Stock-based compensation included above (in thousands, unaudited):

	Three Months Ended March 31,
	2015	2014
Cost of revenue	$112	$63
Sales and marketing	900	564
Research and development	204	47
General and administrative	878	487
Total stock-based compensation	$2,094	$1,161

YuMe, Inc.

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2015	2014
Net loss	$(5,996)	$(5,069)
Adjustments:
Interest expense	2	3
Income tax expense	86	132
Depreciation and amortization expense	1,356	1,099
Stock-based compensation expense	2,094	1,161
Total Adjustments	3,538	2,395
Adjusted EBITDA	$(2,458)	$(2,674)